Exhibit 99

NEWS RELEASE
For further information, contact
Shelley Hickman, Director –
Global Communications
Tel: 414-768-4599	Fax: 414-768-5211
shickman@bucyrus.com	www.bucyrus.com

BUCYRUS INTERNATIONAL, INC. ANNOUNCES SUMMARY FINANCIAL RESULTS FOR

THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2010

South Milwaukee, Wisconsin, July 22, 2010 - Bucyrus International, Inc. (NASDAQ: BUCY), a leading designer, manufacturer and marketer of high productivity mining equipment for surface and underground mining, announced today its summary unaudited financial results for the quarter and six months ended June 30, 2010.

Operating Results

On February 19, 2010, Bucyrus completed its previously announced acquisition of Terex Corporation’s mining equipment business (“Terex Mining”) for $1.0 billion in cash and 5,809,731 shares of Bucyrus’ common stock, subject to certain post-closing net assets, net debt and other adjustments. Also on February 19, 2010, Bucyrus entered into an amendment to its existing credit agreement to provide for an additional new secured term loan of $1.0 billion and $167.5 million of additional revolving credit facilities. The term loan was used to fund the cash portion of the purchase price for Terex Mining and the revolving credit facility will be used to support Bucyrus’ future working capital needs and its capital expenditure plan.

The financial results for the quarter and six months ended June 30, 2010 include the net assets and results of operations of Terex Mining since the February 19, 2010 date of acquisition as well as the preliminary acquisition accounting adjustments and acquisition costs related to the Terex Mining acquisition. As a result, the financial results for the quarter and six months ended June 30, 2010 are not necessarily comparative to the results for the quarter and six months ended June 30, 2009 or as of December 31, 2009 and may not be indicative of future results. Terex Mining has been integrated into the surface mining segment. For this quarter, Bucyrus has disclosed certain financial information for Terex Mining.

Consolidated Condensed Statements of Earnings (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per share amounts)
Sales	$868,668	$724,436	$1,476,193	$1,330,180
Cost of products sold	622,156	519,174	1,054,399	954,733

Gross profit	246,512	205,262	421,794	375,447
Selling, general and administrative expenses	88,114	63,015	175,248	124,068
Research and development expenses	16,031	9,200	29,274	18,576

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Amortization of intangible assets	13,875	4,441	22,865	9,605

Operating earnings	128,492	128,606	194,407	223,198
Interest income	(1,068)	(844)	(2,417)	(2,430)
Interest expense	18,900	6,662	29,959	13,526
Other expense	2,506	618	4,341	5,643

Earnings before income taxes	108,154	122,170	162,524	206,459
Income tax expense	34,943	39,890	54,299	67,278

Net earnings	$73,211	$82,280	$108,225	$139,181

Net Earnings Per Share Data
Basic:
Net earnings per share	$0.91	$1.11	$1.37	$1.87
Weighted average shares	80,559,644	74,453,660	78,938,334	74,452,561
Diluted:
Net earnings per share	$0.89	$1.08	$1.35	$1.84
Weighted average shares	82,136,682	76,012,075	80,408,528	75,487,089

Other Financial Data
EBITDA (1)	$155,310	$142,982	$243,177	$248,169
Non-cash stock compensation expense (2)	2,181	2,606	4,129	4,990
(Gain) loss on disposal of fixed assets (3)	(31)	373	1,834	376
Terex Mining acquisition costs (4)	1,671	—	15,739	—
Inventory fair value adjustment charged to cost of products sold (5)	15,794	—	22,813	—

Adjusted EBITDA (6)	$174,925	$145,961	$287,692	$253,535

(1)	EBITDA is defined as net earnings before net interest expense, income tax expense (benefit), depreciation and amortization. EBITDA is presented because (i) management uses EBITDA to measure Bucyrus’ liquidity and financial performance and (ii) management believes EBITDA is frequently used by securities analysts, investors and other interested parties in evaluating the performance and enterprise value of companies in general, and in evaluating the liquidity of companies with significant debt service obligations and their ability to service their indebtedness. The EBITDA calculation is not an alternative to net earnings under accounting principles generally accepted in the United States of America as an indicator of operating performance or of cash flows as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. The following table reconciles net earnings to EBITDA and EBITDA to net cash provided (used in) by operating activities.
(2)	Reflects non-cash stock compensation expense related to equity incentive plans.
(3)	Reflects losses on the disposal of fixed assets in the ordinary course.
(4)	Reflects costs related to the acquisition of Terex Mining.
(5)	In connection with the acquisition of Terex Mining, inventories acquired were adjusted to estimated fair value. This adjustment is being charged to cost of products sold as the inventory is sold.
(6)	Adjusted EBITDA is a material term in Bucyrus’ credit agreement, which management believes is a material agreement, and is used in the calculation of the leverage ratio covenant thereunder.

EBITDA Reconciliation (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Dollars in thousands)
Net earnings	$73,211	$82,280	$108,225	$139,181
Interest income	(1,068)	(844)	(2,417)	(2,430)
Interest expense	18,900	6,662	29,959	13,526
Income tax expense	34,943	39,890	54,299	67,278
Depreciation	12,945	9,758	25,905	19,193
Amortization	16,379	5,236	27,206	11,421

EBITDA	155,310	142,982	243,177	248,169
Changes in assets and liabilities	(29,576)	(137,807)	98,298	(168,944)
Non-cash stock compensation expense	2,181	2,606	4,129	4,990
(Gain) loss on disposal of fixed assets	(31)	373	1,834	376
Interest income	1,068	844	2,417	2,430
Interest expense	(18,900)	(6,662)	(29,959)	(13,526)
Income tax expense	(34,943)	(39,890)	(54,299)	(67,278)

Net cash provided by (used in) operating activities	$75,109	($37,554)	$265,597	$6,217

Consolidated Condensed Balance Sheets (Unaudited)

	June 30, 2010	December 31, 2009
	(Dollars in thousands)
Assets
Cash and cash equivalents	$279,482	$101,084
Receivables - net	771,287	741,815
Inventories	1,106,587	627,289
Deferred income taxes	45,227	45,024
Prepaid expenses and other	49,409	40,861

Total current assets	2,251,992	1,556,073

Goodwill	719,989	351,333
Intangible assets - net	673,344	220,780
Other assets	110,259	61,505

Total other assets	1,503,592	633,618

Property, plant and equipment - net	576,410	514,421

Total assets	$4,331,994	$2,704,112

	June 30, 2010	December 31, 2009
Liabilities and Common Stockholders’ Investment
Accounts payable and accrued expenses	$550,573	$328,722
Liabilities to customers on uncompleted contracts and warranties	266,825	183,097
Income taxes	43,709	45,811
Current maturities of long-term debt and short-term obligations	17,138	7,566

Total current liabilities	878,245	565,196

Deferred income taxes	83,841	82,260
Pension and other	209,697	198,000

Total long-term liabilities	293,538	280,260

Long-term debt, less current maturities	1,463,656	499,666

Common stockholders’ investment	1,696,555	1,358,990

Total liabilities and common stockholders’ investment	$4,331,994	$2,704,112

Segment Information (Unaudited)

	Quarter Ended June 30, 2010
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$605,377	$96,984	$18,517	$16,726	$2,885,496
Underground mining	263,291	40,689	8,302	6,937	1,446,498

Total operations	868,668	137,673	26,819	23,663	4,331,994
Corporate	—	(9,181)	—	—	—

Consolidated total	$868,668	128,492	26,819	$23,663	$4,331,994

Interest income		(1,068)	—
Interest expense		18,900	—
Other expense		2,506	2,505

Earnings before income taxes		$108,154	$29,324

Terex Mining results included in the table above were as follows:

	Quarter Ended June 30, 2010
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining (1)	$277,123	$17,727	$11,368	$926	$1,656,329
Interest income		(74)	—
Interest expense		14	—

Loss before income taxes		$17,787	$11,368

(1)	Operating earnings include inventory fair value adjustments charged to cost of products sold of $15.8 million. This amount is not included in the depreciation and amortization column.

	Quarter Ended June 30, 2009
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$356,042	$81,205	$5,591	$9,682	$1,109,720
Underground mining	368,394	55,169	8,608	3,454	1,548,050

Total operations	724,436	136,374	14,199	13,136	2,657,770
Corporate	—	(7,768)	—	—	—

Consolidated total	$724,436	128,606	14,199	$13,136	$2,657,770

Interest income		(844)	—
Interest expense		6,662	—
Other expense		618	795

Earnings before income taxes		$122,170	$14,994

	Six Months Ended June 30, 2010
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$1,002,948	$163,572	$31,910	$20,901	$2,885,496
Underground mining	473,245	61,957	16,860	9,486	1,446,498

Total operations	1,476,193	225,529	48,770	30,387	4,331,994
Corporate	—	(31,122)	—	—	—

Consolidated total	$1,476,193	194,407	48,770	$30,387	$4,331,994

Interest income		(2,417)	—
Interest expense		29,959	—
Other expense		4,341	4,341

Earnings before income taxes		$162,524	$53,111

Terex Mining results included in the table above were as follows:

	Six Months Ended June 30, 2010
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining (1)	$369,320	$14,862	$17,125	$1,159	$1,656,329
Interest income		(130)	—
Interest expense		17	—

Earnings before income taxes		$14,975	$17,125

(1)	Operating earnings include inventory fair value adjustments charged to cost of products sold of $22.8 million. This amount is not included in the depreciation and amortization column.

	Six Months Ended June 30, 2009
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$667,045	$146,237	$11,260	$18,273	$1,109,720
Underground mining	663,135	92,516	17,538	6,064	1,548,050

Total operations	1,330,180	238,753	28,798	24,337	2,657,770
Corporate	—	(15,555)	—	—	—

Consolidated total	$1,330,180	223,198	28,798	$24,337	$2,657,770

Interest income		(2,430)	—
Interest expense		13,526	—
Other expense		5,643	1,816

Earnings before income taxes		$206,459	$30,614

Sales consisted of the following:

	Quarter Ended June 30,			Six Months Ended June 30,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands)
Surface Mining:
Original equipment	$282,958	$150,327	88.2%	$453,127	$297,303	52.4%
Aftermarket parts and service	322,419	205,715	56.7%	549,821	369,742	48.7%

	605,377	356,042	70.0%	1,002,948	667,045	50.4%

Underground Mining:
Original equipment	152,521	216,522	(29.6%)	250,347	397,590	(37.0%)
Aftermarket parts and service	110,770	151,872	(27.1%)	222,898	265,545	(16.1%)

	263,291	368,394	(28.5%)	473,245	663,135	(28.6%)

Total:
Original equipment	435,479	366,849	18.7%	703,474	694,893	1.2%
Aftermarket parts and service	433,189	357,587	21.1%	772,719	635,287	21.6%

	$868,668	$724,436	19.9%	$1,476,193	$1,330,180	11.0%

The increase in surface mining original equipment sales for the quarter and six months ended June 30, 2010 compared to the same periods of 2009 was primarily due to the inclusion of $133.5 million and $168.9 million of Terex Mining sales in 2010, respectively. Excluding the impact of Terex Mining, original equipment sales decreased by approximately 1% and 4% for the quarter and six months ended June 30, 2010, respectively, compared to the same periods of 2009.

The increase in surface mining aftermarket parts and service sales for the quarter and six months ended June 30, 2010 compared to the same periods of 2009 was primarily due to the inclusion of $143.6 million and $200.4 million of Terex Mining sales in 2010, respectively. Excluding the impact of Terex Mining, aftermarket parts and service sales decreased by approximately 13% and 5% for the quarter and six months ended June 30, 2010, respectively, compared to the same periods of 2009, primarily due to lower sales in the United States market, partially offset by increases in the South American market.

The decrease in underground mining original equipment sales for the quarter and six months ended June 30, 2010 compared to the same periods of 2009 was in all product lines.

The decrease in underground mining aftermarket parts and service sales for the quarter and six months ended June 30, 2010 compared to the same periods of 2009 was primarily in the United States and eastern European markets.

Gross profit and gross margin were as follows:

	Quarter Ended June 30,			Six Months Ended June 30,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands)

Gross profit	$246,512	$205,262	20.1%	$421,794	$375,447	12.3%
Gross margin	28.4%	28.3%	N/A	28.6%	28.2%	N/A

Gross profit and gross margin were affected by preliminary acquisition accounting adjustments related to the acquisition of Terex Mining as follows:

	Quarter Ended June 30, 2010	Six Months Ended June 30, 2010
	(Dollars in thousands)

Gross profit reduction	$15,232	$22,064
Gross margin reduction	1.8%	1.5%

Operating earnings were as follows:

	Quarter Ended June 30,			Six Months Ended June 30,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands)

Surface mining	$96,984	$81,205	19.4%	$163,572	$146,237	11.9%
Underground mining	40,689	55,169	(26.2%)	61,957	92,516	(33.0%)

Total operations	137,673	136,374	1.0%	225,529	238,753	(5.5%)
Corporate	(9,181)	(7,768)	(18.2%)	(31,122)	(15,555)	(100.1%)

Consolidated total	$128,492	$128,606	(0.1%)	$194,407	$223,198	(12.9%)

Operating earnings for the quarter and six months ended June 30, 2010 for the surface mining segment included Terex Mining earnings of $42.4 million and $50.7 million, respectively, before amortization of preliminary acquisition accounting adjustments. Operating earnings for the quarter and six months ended June 30, 2010 were reduced by $24.6 million and $35.9 million, respectively, as a result of amortization of preliminary acquisition accounting adjustments and $1.7 million and $15.7 million, respectively, of acquisition costs relating to the acquisition of Terex Mining.

Net earnings were as follows:

	Quarter Ended June 30,			Six Months Ended June 30,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands, except per share amounts)

Net earnings	$73,211	$82,280	(11.0%)	$108,225	$139,181	(22.2%)
Fully diluted net earnings per share	$0.89	$1.08	(17.6%)	$1.35	$1.84	(26.6%)

Net earnings were reduced (increased) by amortizations of preliminary acquisition accounting adjustments related to the acquisition of Terex Mining in 2010 as follows:

	Quarter Ended June 30, 2010	Six Months Ended June 30, 2010
	(Dollars in thousands)

Inventory fair value adjustment charged to cost of products sold	$15,794	$22,813
Amortization of intangible assets	9,534	13,996
Depreciation of fixed assets	(702)	(936)

Operating earnings	24,626	35,873
Income tax benefit	(7,935)	(11,553)

Total	$16,691	$24,320

Net earnings for the quarter and six months ended June 30, 2010 were reduced by increased amortization of bank fees related to the amended credit agreement of $1.7 million and $2.8 million, respectively.

EBITDA and Adjusted EBITDA were as follows:

	Quarter Ended June 30,			Six Months Ended June 30,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands)

EBITDA	$155,310	$142,982	8.6%	$243,177	$248,169	(2.0%)

EBITDA as a percent of sales	17.9%	19.7%	N/A	16.5%	18.7%	N/A

Adjusted EBITDA	$174,925	$145,961	19.8%	$287,692	$253,535	13.5%

Adjusted EBITDA as a percent of sales	20.1%	20.1%	N/A	19.5%	19.1%	N/A

Capital expenditures for the first six months of 2010 were $30.4 million, excluding costs incurred to acquire Terex Mining. Capital expenditures for 2010 are expected to be between $70 million and $80 million, excluding the costs incurred to acquire Terex Mining.

Backlog at June 30, 2010 and December 31, 2009, as well as the portion of backlog which was then expected to be recognized within 12 months of these dates, was as follows:

	June 30, 2010	December 31, 2009	% Change
	(Dollars in thousands)

Surface Mining:
Total	$1,352,773	$1,062,977	27.3%
Next 12 months	$899,576	$641,599	40.2%

Underground Mining:
Total	$1,090,014	$816,543	33.5%
Next 12 months	$702,982	$616,784	14.0%

Total:
Total	$2,442,787	$1,879,520	30.0%
Next 12 months	$1,602,558	$1,258,383	27.4%

A portion of the surface mining backlog at June 30, 2010 and December 31, 2009 was related to multi-year contracts that will generate revenue in future years. Included in surface mining backlog and next 12 months backlog at June 30, 2010 was $337.3 million and $260.4 million, respectively, for Terex Mining.

New orders were as follows:

	Quarter Ended June 30,			Six Months Ended June 30,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands)

Surface mining:
Original equipment	$341,477	$32,616	947.0%	$509,690	$128,173	297.7%
Aftermarket parts and service	307,765	171,574	79.4%	478,962	318,165	50.5%

	649,242	204,190	218.0%	988,652	446,338	121.5%

Underground mining:
Original equipment	267,972	23,526	1,039.0%	421,186	121,543	246.5%
Aftermarket parts and service	178,516	139,898	27.6%	325,530	244,715	33.0%

	446,488	163,424	173.2%	746,716	366,258	103.9%

Total:
Original equipment	609,449	56,142	985.5%	930,876	249,716	272.8%
Aftermarket parts and service	486,281	311,472	56.1%	804,492	562,880	42.9%

	$1,095,730	$367,614	198.1%	$1,735,368	$812,596	113.6%

The increase in surface mining original equipment new orders for the quarter and six months ended June 30, 2010 compared to the same periods of 2009 was primarily due to the inclusion of $162.1 million and $190.6 million, respectively, of Terex Mining new orders and increased electric mining shovel new orders.

The increase in surface mining aftermarket parts and service new orders for the quarter and six months ended June 30, 2010 compared to the same periods of 2009 was primarily due to the inclusion of $150.2 million and $212.0 million, respectively, of Terex Mining new orders. Excluding the impact of Terex Mining, surface mining aftermarket parts and service new orders decreased approximately 7% and 15% for the quarter and six months ended June 30, 2010, respectively. The largest decrease for the quarter ended June 30, 2010 compared to the same period of 2009 was in the African market. The largest decreases for the six months ended June 30, 2010 compared to the same period of 2009 were in the United States and Chinese markets.

Total surface mining new orders for the quarter and six months ended June 30, 2010 were negatively impacted by approximately $27 million and $25 million, respectively, due to the effect of the stronger U.S. dollar on orders and beginning of period backlog denominated in foreign currencies.

The increase in underground mining original equipment new orders for the quarter ended June 30, 2010 compared to the same period of 2009 was primarily due to increased longwall new orders. The increase for the six months ended June 30, 2010 compared to the same period of 2009 was due to increased new orders in all product lines.

The increase in underground mining aftermarket parts and service new orders for the quarter and six months ended June 30, 2010 compared to the same periods of 2009 was in substantially all markets.

Total underground mining new orders for the quarter and six months ended June 30, 2010 were negatively impacted by approximately $60 million and $76 million, respectively, due to the effect of the stronger U.S. dollar on orders and beginning of period backlog denominated in foreign currencies.

Conference Call

Bucyrus will hold a telephone conference call pertaining to this news release at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) on Friday, July 23, 2010. Interested parties should call (888) 680-0869 ((617) 213-4854 for international callers), participant passcode 17067094. A replay of the call will be available until August 23, 2010 at (888) 286-8010 ((617) 801-6888 for international callers), passcode 23305908. The conference call will also be available as a webcast, which can be accessed through the link provided on the Investor Relations page of Bucyrus’ website at www.bucyrus.com and will be available until August 23, 2010.

Special Note Regarding Online Availability of Bucyrus Releases and Filings

All Bucyrus financial news releases and SEC filings are posted to Bucyrus’ website, www.bucyrus.com. Automatic email alerts for these postings, corporate and general releases as well as product information also are available at www.bucyrus.com.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could cause actual results to differ materially from those anticipated in such forward-looking statements and could adversely affect Bucyrus’ actual results of operations and financial condition include, without limitation:

•	the ability to integrate the acquired operations of Terex Mining and to realize expected synergies and expected levels of sales and profit from this acquisition;

•	the availability of operating cash to service indebtedness, including the substantial indebtedness incurred to acquire Terex Mining;

•	liabilities relating to Terex Mining which are unknown;

•	dependence on Terex Mining internal control systems for compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	the ability to fulfill certain employment obligations in connection with the acquisition of Terex Mining;

•	entering into a new line of business in which certain competitors have substantially more experience than Bucyrus does as a result of the acquisition of Terex Mining;

•

the cyclical nature of the sale of original equipment due to fluctuations in market prices for coal, copper, oil, iron ore and other minerals, changes in general economic conditions, changes in interest rates, changes in customers’ replacement or repair cycles, consolidation in the mining industry and competitive pressures;

•	changes in global financial markets and global economic conditions;

•	disruption of plant operations due to equipment failures, natural disasters or other reasons;

•	dependence on the commodity price of coal and other conditions in the coal market;

•	the highly competitive nature of the mining industry;

•	reliance on significant customers;

•	the loss of key customers or key members of management;

•	the risks and uncertainties of doing business in foreign countries, including emerging markets, and foreign currency risks;

•	costs and risks associated with regulatory compliance and changing regulations affecting the mining industry and/or electric utilities;

•	customers deferring, delaying or canceling capital investments due to volatility and tightening of credit markets, unprecedented financial market conditions and a global recession;

•	the ability of our customers to obtain loan guarantees or other financing from the Export-Import Bank of the United States or other sources;

•	the ability to attract and retain skilled labor;

•	reliance on local partners in foreign countries;

•	the ability to continue to offer products containing innovative technology that meets the needs of customers;

•	work stoppages at the company, its customers, its suppliers or providers of transportation;

•	the ability to protect intellectual property;

•	the ability to successfully implement a new enterprise resource planning system in the surface mining segment;

•	the ability to satisfy underfunded pension and postretirement obligations;

•	production capacity;

•	product liability, environmental and other potential litigation; and

•	the ability to purchase component parts or raw materials from key suppliers at acceptable prices and/or on the required time schedule.

The foregoing factors do not constitute an exhaustive list of factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and should be read in conjunction with the other cautionary statements and risk factors included in Bucyrus’ Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 1, 2010. All forward-looking statements attributable to Bucyrus are expressly qualified in their entirety by the foregoing cautionary statements. Bucyrus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.